Exhibit 10.30

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

CONFIDENTIAL TO: ###Participant_Name###
You have been granted Restricted Stock Units (this “Award”) under the Steelcase Inc. Incentive Compensation Plan (the “Plan”). Each Restricted Stock Unit provides for the issuance of one (1) share of Class A common stock (“Share”) in accordance with the terms and conditions of this Award Agreement.
This Award Agreement provides additional information regarding your rights under the Plan and this Award. A copy of the Plan, the U.S. prospectus for the Plan and the local country tax supplement to the U.S. prospectus for the Plan (to the extent you are employed outside of the United States) has been provided or otherwise made available to you. If there is any inconsistency between this Award Agreement and the Plan, the Plan controls. Capitalized terms used in this Award Agreement are defined in the Plan or defined hereunder. For purposes of this Award Agreement, “Employer” shall mean the Company or any Affiliate that employs you on the applicable date (to the extent that you are not directly employed by the Company).
Overview of this Award
1.Type of Award: Restricted Stock Units, as permitted under Article 9 of the Plan.
2.Number of Restricted Stock Units Granted under this Award: ###Total_Awards###
3.Grant Date: ###Grant_Date###
4.Period of Restriction: Subject to the terms of the Plan and section 5 below, the Restricted Stock Units granted under this Award Agreement will vest as follows:
###Total_Awards### on ###Expiry_Date###
Each vesting date, as listed in your award summary, shall be referred to as the “Vesting Date”. The period that you hold your Restricted Stock Units prior to the Vesting Date shall be referred to as the “Period of Restriction.”
5.Vesting Upon Death, Disability, Retirement Eligibility or Termination without Cause:
a.Death. Your Restricted Stock Units will become fully vested if you die while an Employee after six (6) months from the Grant Date.
b.Disability. Your Restricted Stock Units will become fully vested if you become Disabled while an Employee after six (6) months from the Grant Date. A “Disability” or “become Disabled” means that, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, you are unable to engage in any substantial gainful activity or are receiving income replacement benefits under an accident and health plan covering employees of the Company and its Affiliates for a period of not less than three (3) months.
c.Retirement Eligible. Your Restricted Stock Units will become fully vested on the date you become Retirement Eligible during the Period of Restriction. The Company will then issue to you one (1) Share for each vested Restricted Stock Unit as soon as practicable following the original Vesting Date, as provided in your award summary (and not on the date you become Retirement Eligible and not on the date of Retirement), but in no event more than 60 days following the original Vesting Date. For purposes of the foregoing, “Retirement Eligible” means your age plus years of continuous service with the Company and its Affiliates total 80 or more and “Retirement” means your employment is terminated following becoming Retirement Eligible.
d.Termination without Cause. Your Restricted Stock Units will become fully vested if you are terminated without Cause by the Company or your Employer (a “Termination without Cause”); provided, that such termination of employment constitutes a “separation from service” under Section 409A of the Code.
e.Provision of Services. For purposes of the Restricted Stock Units, your employment or service relationship will be considered terminated as of the date you are no longer actively providing services to
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the Company, its Affiliates or your Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of the your employment agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, your right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). For purposes of the foregoing, the Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Restricted Stock Unit grant (including whether you may still be considered to be providing services while on a leave of absence).
6.Change in Control: Upon a Change in Control, this Award shall be treated in accordance with Article 19 of the Plan.
7.Settlement of Vested Restricted Stock Units: Except as provided in sections 5(c), 6 and this section 7, upon the vesting of your Restricted Stock Units, the Company will issue you one (1) Share for each vested Restricted Stock Unit as soon as practicable, but in no event more than 60 days following the Vesting Date. Notwithstanding the foregoing, the Company may, in its sole discretion, settle your Restricted Stock Units in the form of Shares but require you to sell such Shares immediately or within a specified period of time following your termination of employment (in which case you hereby expressly authorize the Company to issue sales instructions to any brokerage firm and/or third party administrator engaged by the Company on your behalf).
8.Transferability: The Restricted Stock Units granted under the Plan are not transferable.
9.Voting Rights, Dividend Rights and Dividend-Equivalents:
a.No Voting Rights or Dividend Rights. You are not the owner of record of the Shares underlying your Restricted Stock Units until the Vesting Date. As such, you will have no voting rights or dividend rights on such Shares until the Vesting Date.
b.Cash Dividend-Equivalents. You will receive a cash payment equal to any cash dividends that the Company declares and pays with respect to the Shares underlying your outstanding Restricted Stock Units granted under this Award. The Company shall pay such cash dividend-equivalents at such time or times as it determines in its sole discretion; provided, the Company shall pay any cash dividend-equivalents within the calendar year in which the cash dividend-equivalent is declared.
c.Stock Dividend-Equivalents. You will be entitled to be credited with dividend-equivalents in the form of Shares of the Company with respect to your outstanding Restricted Stock Units, calculated as follows: on each date that a stock dividend is paid by the Company while your Restricted Stock Units are outstanding, you will be credited with an additional number of Restricted Stock Units equal to the number of whole Shares that would have been issued with respect to your outstanding Restricted Stock Units had the Restricted Stock Units been issued as Shares. The additional Restricted Stock Units credited under this paragraph will be subject to the same terms and conditions applicable to your Restricted Stock Units originally granted under this Award Agreement, including, without limitation, for purposes of crediting of additional dividend-equivalents.
10.Forfeiture of Awards:
a.Your Restricted Stock Units will be forfeited if, during the Period of Restriction, you cease to be an Employee for any reason, except as set forth in sections 5 and 6 of this Award Agreement.
For the avoidance of doubt, if you separate from employment for any reason, other than for Cause, and you are Retirement Eligible, then the terms of your Restricted Stock Units will be governed by section 5(c).
b.If you engage in any Competition (as defined in the Plan and determined by the Administrative Committee in its discretion)
(i)before the Vesting Date, you will forfeit all outstanding Restricted Stock Units granted under this Award Agreement, or
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(ii)    between the Vesting Date, and the first (1st) anniversary of the Vesting Date, you must return to the Company all Shares that have been issued to you pursuant to this Award Agreement and you will forfeit all outstanding Restricted Stock Units, if any, granted under this Award Agreement. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party service provider engaged by the Company to hold your Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.
11.Tax Withholding: Regardless of any action the Company or your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and may exceed the amount actually withheld by the Company or your Employer. You further acknowledge that the Company and your Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of Restricted Stock Units, the vesting of Restricted Stock Units, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to account for Tax-Related Items in more than one jurisdiction.

Prior to the delivery of Shares upon the vesting of your Restricted Stock Units, if your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the Restricted Stock Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares or such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that withholding in Shares is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or your Employer, your Employer may withhold the Tax-Related Items required to be withheld with respect to the Shares in cash from your regular salary and/or wages or any other amounts payable to you.
If you relocate to another jurisdiction during the lifetime of your Restricted Stock Units, you will be responsible for notifying the Company of such relocation and shall be responsible for compliance with all applicable tax requirements. By accepting this grant of Restricted Stock Units, you expressly consent to the withholding of Shares and/or withholding from your regular salary and/or wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the Restricted Stock Units and any Shares delivered in payment thereof are your sole responsibility.
Depending on the withholding method, the Company and/or your Employer may withhold or account for Tax-Related Items by considering applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you shall be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Unit, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
You agree to pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.
12.Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee or its designee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, as it determines in its sole discretion, all of which will be binding upon you.
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13.Amendment: This Award Agreement may be amended or modified by the Committee as long as the amendment or modification does not materially adversely affect this Award. Notwithstanding anything to the contrary contained in the Plan or in this Award Agreement, to the extent that the Company determines that the Restricted Stock Units are subject to Section 409A of the Code and fail to comply with the requirements of Section 409A of the Code, the Company reserves the right to amend, restructure, terminate or replace the Restricted Stock Units in order to cause the Restricted Stock Units to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.
14.Section 409A of the Code:
a.    The Restricted Stock Units are intended to comply with or be exempt from the requirements of Section 409A of the Code. The Plan and this Award Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Award Agreement is subject to Section 409A of the Code and that it does not comply with or is inconsistent with the applicable requirements, the Company may, in its sole discretion, and without your consent, amend this Award Agreement to cause it to comply with Section 409A of the Code or be exempt from Section 409A of the Code.
b.    Notwithstanding any provision of this Award Agreement to the contrary, in the event that any settlement or payment of the Restricted Stock Units occurs as a result of your termination of employment and the Company determines that you are a “specified employee” (within the meaning of Section 409A of the Code) subject to Section 409A of the Code at the time of your termination of employment, and provided further that such payment or settlement does not otherwise qualify for an applicable exemption from Section 409A of the Code, then no such settlement or payment shall be paid to you until the date that is the earlier to occur of: (i) your death, or (ii) six (6) months and one (1) day following your termination of employment. Any portion of the Restricted Stock Units where settlement is delayed as a result of the foregoing, which is (i) in whole or in part, settled in cash and (ii) based on the value of a Share, shall be based on the value of a Share at the time the Restricted Stock Units otherwise would have been settled or paid without application of the delay described in the foregoing sentence. If the Restricted Stock Units do not otherwise qualify for an applicable exemption from Section 409A of the Code, the terms “Retirement,” “terminate,” “termination,” “termination of employment,” and variations thereof as used in this Award Agreement are intended to mean a “separation from service” as such term is defined under Section 409A of the Code.
c.    Although this Award Agreement and the payments provided hereunder are intended to be exempt from or to otherwise comply with the requirements of Section 409A of the Code, the Company does not represent or warrant that this Award Agreement or the payments provided hereunder will comply with Section 409A of the Code or any other provisions of federal, state, local, or non-U.S. law. Neither the Company, its Subsidiaries, your Employer or their respective directors, officers, employees or advisers shall be liable to you (or any other individual claiming a benefit through you) for any tax, interest, or penalties you may owe as a result of compensation paid under this Award Agreement, and the Company, its Affiliates and your Employer shall have no obligation to indemnify or otherwise protect you from the obligation to pay any taxes pursuant to Section 409A of the Code.
15.No Guarantee of Employment: Nothing in this Award Agreement or the Plan is intended to constitute or create a contract of employment with the Company, any of its Affiliates or your Employer. Moreover, neither this Award Agreement nor the Plan shall confer upon you any right to continuation of employment with the Company or your Employer, nor shall this Award Agreement or Plan interfere in any way with the Company's right or your Employer's right to terminate your employment at any time. Furthermore, neither this Award Agreement nor the Plan is part of your employment contract with the Company or your Employer, if any. The Plan and any awards granted thereunder are managed at the discretion of the Company and/or the Committee. The terms and conditions of future awards, if any, will be determined by the Company and/or the Committee if and when such new awards are to be made.
16.Commercial Relationship: To the extent you are not directly employed by the Company, you expressly recognize that your participation in the Plan and the Company's grant of the Restricted Stock Units does not create an employment relationship between you and the Company. You have been granted the Restricted Stock Units as a consequence of the commercial relationship between the Company and your Employer, and your Employer is your sole employer. Based on the foregoing, (a) you expressly recognize the Plan and the benefits you may derive from participation in the Plan do not establish any rights between you and your Employer, (b) the Plan and the benefits you may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by your Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.
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###Participant_Name###

17.Acknowledgment of Nature of Plan and Restricted Stock Units: In accepting the Restricted Stock Units and any Shares, you acknowledge that:
a.The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement;
b.The grant of Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
c.All decisions with respect to future awards, if any, will be at the sole discretion of the Company;
d.The Restricted Stock Units and any Shares acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;
e.The terms and conditions of future awards, if any, will be determined by the Company and will be reviewed and communicated to you if and when new grants are to be made;
f.Your participation in the Plan is voluntary;
g.The value of the Restricted Stock Units is an extraordinary item of compensation that is outside the scope of your employment contract, if any;
h.The Restricted Stock Units and any Shares acquired under the Plan, and the income and value of the same, are not part of normal or expected compensation or wages/salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services to the Company, its Affiliates or your Employer;
i.The future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
j.If you receive Shares, the value of such Shares acquired may increase or decrease in value;
k.Unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
l.Unless otherwise agreed with the Company in writing, the Restricted Stock Units and any Shares acquired under the Plan, and the income and value of the same, are not granted as consideration for, or in connection with, the service you may provide as a director of any Subsidiary;
m.Neither the Company, its Affiliates or your Employer shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any Shares acquired upon vesting; and
n.In consideration of the grant of the Restricted Stock Unit, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Unit or diminution in value of the Restricted Stock Unit or Shares acquired under the Restricted Stock Unit resulting from termination of your service with the Company and its Affiliates (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by agreeing to this Award Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.
18.Personal Data Activities: The Company is located at 901 44th St. SE in Grand Rapids, Michigan, United States of America, and grants Restricted Stock Units to employees of the Company and its Affiliates in its sole discretion. In conjunction with the Company’s grant of the Restricted Stock Units and its ongoing
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administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Restricted Stock Units, you expressly and explicitly consent to the personal data activities as described herein.
a.Data Collection, Processing and Usage. The Company and your Employer collect, process and use your personal data, including your name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, details of all Restricted Stock Units or any other equity and cash compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Restricted Stock Units, the Company will collect your personal data for purposes of implementing, administering and managing your Restricted Stock Units. The Company’s legal basis for the collection, processing and usage of your personal data is your consent.
b.Stock Plan Administration Service Provider. The Company may transfer your personal data to Morgan Stanley Smith Barney LLC, an independent service provider based in the United States of America, which assists the Company with the implementation, administration and management of the Restricted Stock Units (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade Shares acquired under the Plan and you will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.
c.International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. You should note that your country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of your personal data to the United States of America is your consent.
d.Voluntariness and Consequences of Consent Denial or Withdrawal. Your grant of consent to the personal data activities described herein is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you later withdraw your consent, you may be unable to receive Restricted Stock Units. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the grant of Restricted Stock Units.
e.Data Subjects Rights. You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data processes of the Company, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact Privacy@Steelcase.com.
19.Electronic Delivery: The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units and participation in the Plan (or future Restricted Stock Units that may be granted under the Plan) by electronic means, or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
20.Private Offering: The grant of the Restricted Stock Units is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law).
21.Addendum: Notwithstanding any provisions of this Award Agreement to the contrary, the Restricted Stock Units shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) set forth in the addendum to this Award Agreement (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addendum to this Award Agreement at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, any applicable Addendum shall constitute part of this Award Agreement.
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22.Additional Terms and Conditions: The Company reserves the right to impose other requirements on the Restricted Stock Units, any Shares acquired pursuant to the Restricted Stock Units and your participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
23.Severability: The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
24.Age Discrimination Rules: If you are resident and/or employed in a country that is a member of the European Union or the European Economic Area, the grant of the Restricted Stock Units and this Award Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement, the Addendum or the Plan are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
25.Insider Trading Restrictions / Market Abuse Laws: By participating in the Plan, you acknowledge that, depending on your or your broker’s country of residence or where the Shares are listed, you may be subject to insider trading and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares (e.g., phantom awards, futures) during such times as you are considered to have “inside information” regarding the Company as defined by the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know”) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You should keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company’s insider trading policy. You understand that you personally are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor for additional information.
26.Clawback: If the Company’s financial results are materially restated, you acknowledge and agree that the Restricted Stock Units, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares shall be treated in accordance with Article 22 of the Plan. Furthermore, you acknowledge and agree that this Award (and any compensation paid or Shares issued under this Award) and any other applicable compensation you receive, have received or may become entitled to receive from the Company are subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law, in each case, whether implemented before, on or after the Grant Date. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan or agreement with the Company. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold your Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the enforcement of this Section 26.
27.Governing Law: This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan without regard to any choice of law rules thereof which might apply the laws of any other jurisdiction. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Michigan and agree that such litigation shall be conducted only in the courts of Kent County, Michigan, or the federal courts for the Western District of Michigan, and no other courts, where this grant is made and/or to be performed.
28.English Language: If you are resident outside of the United States, you acknowledge and agree that it is your express intent that this Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Units be drawn up in English. If you have received this Award Agreement, the Plan or any other documents related to the Restricted Stock
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Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
29.Compliance with Laws: As a condition to the grant of this Award, you agree to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the Shares acquired pursuant to the Restricted Stock Units) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company, your Employer and the Company's Affiliates, as may be required to allow the Company, your Employer and the Company's Affiliates to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
30.Entire Agreement: This Award Agreement, the Plan, the Addendum, and the rules and procedures adopted by the Committee contain all of the provisions applicable to the Restricted Stock Units and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to you. The various provisions of this Award Agreement, the Addendum, the Plan, and the rules and procedures adopted by the Committee are severable, and if any provision thereof is held to be unenforceable by any court of competent jurisdiction, then such unenforceability shall not affect the enforceability of the remaining provisions thereof.
If you have any questions regarding this Award or this Award Agreement, or would like a copy of the Plan, please contact John Hagenbush, Vice President, Compensation and Benefits, at (616) 246-9532.
Sincerely,
Sara E. Armburster
President and Chief Executive Officer
Steelcase Inc.

Please acknowledge your agreement to participate in the Plan and this Award Agreement, and to abide by all of the governing terms and provisions by signing the following representation. Your signed representation must be returned by ##Deadline## to:
Steelcase Inc.
Compensation Department (GBC-3C)
PO Box 1967
Grand Rapids, MI 49501-1967

Agreement to Participate and to Personal Data Activities
By signing a copy of this Award Agreement and returning it, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions that may limit my rights under this Award Agreement and that I agree with and consent to the personal data activities as specified in Section 18 of this Award Agreement.

Date:    _______________________________________

Signature: ______________________________________
        ##Participant Name##
        ##Employee ID##

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ADDENDUM TO THE STEELCASE INC.
RESTRICTED STOCK UNIT AGREEMENT
In addition to the terms and conditions set forth in the Award Agreement, the Award is subject to the following terms and conditions (this “Addendum”). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan or defined hereunder. The information contained in this Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of March 2023. If you are employed or reside in a state or country identified in this Addendum, the additional terms and conditions for such state or country shall apply. If you transfer residence and/or employment to a state or country identified in this Addendum, the additional terms and conditions for such state or country shall apply to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / UNITED KINGDOM

Personal Data Activities: If you reside and/or are employed in the EU/EEA or the United Kingdom, the following provisions replace section 18 of the Award Agreement:

The Company is located at 901 44th St. SE in Grand Rapids, Michigan, United States of America, and grants Restricted Stock Units to employees of the Company and its Affiliates in its sole discretion. In conjunction with the Company's grant of the Restricted Stock Units under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices, which you should carefully review.

(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company and your Employer will collect, process and use certain personal information about you, specifically, your name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company's legal basis for the collection, processing and use of your Data is your consent. Your Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company's legal basis for such disclosure of the your Data is to comply with applicable laws, rules and regulations.

(b)Stock Plan Administrator. The Company transfers your Data to Morgan Stanley Smith Barney LLC, an independent service provider based in the United States of America, and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your Data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade Shares acquired under the Plan. You will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition of your ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. You should note that your country of residence may have enacted data privacy laws that are different from the United States of America. The Company's legal basis for the transfer of your Data to the United States of America is to satisfy its contractual obligations under the terms and conditions of this Award Agreement and the Company’s legitimate interests in administering your Award and operating the Plan.

(d)Data Retention. You understand that your Data will be held only as long as is necessary to implement, administer and manage your Award and participation in the Plan. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company retains your Data longer, it would be to satisfy the Company's legal or regulatory obligations and the Company's legal basis would be for compliance with applicable laws, rules and regulations.

(e)Data Subject Rights. You understand that you may have the right under applicable law to (i) access or copy your Data that the Company possesses, (ii) rectify incorrect Data concerning you, (iii) delete your Data, (iv) restrict processing of your Data, and/or (v) lodge complaints with the competent supervisory authorities in your country of residence. To receive clarification regarding these rights or to exercise these rights, you understand that you can contact Privacy@Steelcase.com.
CANADA
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1.    Settlement in Shares: Notwithstanding anything to the contrary in the Award Agreement, this Addendum or the Plan, the Restricted Stock Units shall be settled only in Shares (and shall not be settled in cash).
2.    Termination of Employment: This provision replaces the second paragraph of section 5(e) of the Award Agreement:
For purposes of this Award Agreement, your employment or service will be considered terminated as of the earlier of: (a) the date you terminate employment; or (b) the date you receive written notice of termination of employment from the Employer, regardless of any period during which notice, pay in lieu of such notice or related payments or damages are required to be provided under local law (including, but not limited to statutory law, regulatory law and/or common law). For greater certainty, you will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
3.    Consent to Collection / Processing / Transfer of Personal Data: The following provision shall supplement section 18 of the Award Agreement: You authorize the Company and the Company's representative to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. You further authorize the Company, any Affiliate of the Company, and the Employer, any broker or any stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and the Employer to record such information and to keep such information in your employment file. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, you also acknowledge and authorize the Company, any Affiliate of the Company, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.
4.    French Language Documents (Quebec): A French translation of the Award Agreement, this Addendum, the Plan and certain other documents related to the Award will be made available to you as soon as reasonably practicable following your written request. You understand that, from time to time, additional information related to the Award may be provided in English and such information may not be immediately available in French. However, upon written request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Award Agreement, and unless you indicate otherwise, the French translation of this document and certain other documents related to the Award will govern your Award and your participation in the Plan. Documents en français (Québec): Une traduction française du Contrat d'Attribution, de la présente Annexe, du Plan et de certains autres documents relatifs à l’Attribution sera mise à votre disposition dès que cela sera raisonnablement possible à la suite de votre demande écrite. Vous comprenez que, de temps à autre, des informations supplémentaires relatives à l'Attribution pourraient être fournies en anglais et que ces informations pourraient ne pas être immédiatement disponibles en français. Toutefois, sur demande, la Société fournira une traduction de ces informations en français dès que cela sera raisonnablement possible. Nonobstant toute disposition contraire du Contrat d'Attribution, et sauf indication contraire de votre part, la traduction française du présent document et de certains autres documents relatifs à l'attribution régira votre attribution et votre participation au Plan.
5.    Securities Law Notice: You are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the New York Stock Exchange).
CZECH REPUBLIC
None.
FRANCE
1.    Restricted Stock Units Not Tax-Qualified: The Restricted Stock Units are not intended to be French tax-qualified.
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2.    English Language: The parties to the Award Agreement acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties au Contrat d'Attribution reconnaissent avoir exigé la rédaction en anglais du Contrat d'Attribution, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, en vertu du Contrat d'Attribution ou se rapportant directement ou indirectement au Contrat d'Attribution.
GERMANY
None.
HONG KONG
1.    Lapse of Restrictions: If, for any reason, Shares are issued to you within six (6) months of the Grant Date, you agree that you will not sell or otherwise dispose of any such Shares prior to the six (6) month anniversary of the Grant Date.
2.    IMPORTANT NOTICE - WARNING: The Restricted Stock Units and the Shares subject to the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Subsidiaries. The contents of the Award Agreement, this Addendum, the Plan, and all other materials pertaining to the Restricted Stock Units and/or the Plan have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and have not been reviewed by any regulatory authority in Hong Kong. The Award Agreement, this Addendum, the Plan, and all other materials are intended only for your personal use and not for distribution to any other persons. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.
3.    Wages: The Restricted Stock Units and Shares subject to the Restricted Stock Units do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
4.    Nature of the Plan: The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Restricted Stock Units shall be null and void.
INDIA
Repatriation Requirements: As a condition of this Award, you agree to repatriate all sales proceeds and dividends attributable to Shares acquired under the Plan in accordance with local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from your failure to comply with applicable laws. You also agree to provide any information that may be required by the Company or your Employer to make any applicable filings under exchange control laws in India.
MASSACHUSETTS (UNITED STATES)
Forfeiture of Awards: Notwithstanding anything in Sections 2.12 or 18.4 of the Plan or in this Award Agreement to the contrary, the following provision supplements section 10 of the Award Agreement.
With respect to conduct you engage in following the termination of your employment with Employer, the definition of “Competition” and your covenant not to engage in Competition shall be limited to providing services, directly or indirectly, either individually, or in partnership, jointly or in conjunction with any other Person, in any state or geographic region in which you had a material presence or influence on behalf of the Company or its Affiliates during the two (2)-year period preceding your termination of employment, of the type you provided to the Company and its Affiliates at any time during the two (2)-year period preceding the date of termination of your employment.
In the event that you engage in Competition following the date either (i) you resign from employment with Employer or (ii) Employer terminates your employment with Employer for “cause” as defined under Massachusetts law, as applicable to the Massachusetts Noncompetition Agreement Act (such cause the “Non-Compete Cause”), and on a date that falls on or between the Vesting Date and the first (1st) anniversary of the Vesting Date, Section 10(b)(ii) of this Award Agreement will not apply to you unless the Company, on or within five (5) business days following the date of your resignation or termination set forth in either clause (i) or (ii) above, elects to enforce the
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covenant not to engage in Competition set forth above for a period of time not to exceed one (1) year following such date of resignation or termination (such period, the “Non-Compete Restricted Period”).
In addition, nothwithstanding anything herein to the contrary, neither the covenant not to engage in Competition nor section 10(b)(i) of this Award Agreement shall be enforceable following a termination of your employment by Employer without Non-Compete Cause.
You represent that the grant of this Award constitutes fair and reasonable consideration for the covenant not to engage in Competition set forth above. In the event the Company elects to enforce the covenant not to engage in Competition above, the Company shall pay you, upon commencement of the Non-Compete Restricted Period through the expiration of the Non-Compete Restricted Period, an amount equal to 50% of your highest annualized base salary within the two (2)-year period preceding the date of your resignation from employment with or termination of employment by Employer (the “Non-Compete Payment”). The Non-Compete Payment shall be payable in equal installments in accordance with Employer’s payroll practices as in effect on your last day of employment, beginning on the first payroll date thereafter. In the event that you breach any of your obligations not to engage in Competition, the Company’s obligations to provide the Non-Compete Payment shall thereupon immediately cease, and the Company shall be entitled, in addition to any remedies available at law or in equity, to recover from you, in addition to the return of Shares and the forfeiture of Restricted Stock Units outlined in section 10(b)(ii) of this Award Agreement, any and all amounts of the Non-Compete Payment previously paid to you. If the Company so elects, you will be entitled to only one Non-Compete Payment pursuant to any and all other agreements between you, on the one hand, and the Company or its Affiliates, on the other hand, including this Award Agreement.
You have the right to consult with counsel prior to signing the Award Agreement containing this covenant not to engage in Competition. The Award Agreement will not become effective until the later of your execution of the Award Agreement or ten (10) business days following your receipt of the Award Agreement.
If any one or more of the provisions of the covenant not to engage in Competition are determined to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by the law.
All civil actions relating to this covenant not to engage in Competition shall be governed by, and construed in accordance with, the laws of the State of Massachusetts. For purposes of litigating any dispute that arises out of this covenant not to engage in Competition, such disputes shall be brought in Suffolk County, Massachusetts.
MEXICO
1.    Commercial Relationship: You expressly recognize your participation in the Plan and the Company's grant of the Award does not constitute an employment relationship between you and the Company. You have been granted the Award as a consequence of the commercial relationship between the Company and the Company's subsidiary in Mexico that employs you (“Steelcase-Mexico”), and Steelcase-Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize that the Plan and the benefits derived from participation in the Plan do not establish any rights between you and Steelcase-Mexico, (b) the Plan and the benefits derived from participation in the Plan are not part of the employment conditions and/or benefits provided by Steelcase-Mexico, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with Steelcase-Mexico.
2.    Extraordinary Item of Compensation: You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Award Agreement and this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Restricted Stock Units is an extraordinary item of compensation outside the scope of your employment contract, if any. The Restricted Stock Units are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of your Employer.
3.    Plan Document Acknowledgement: By accepting the Restricted Stock Units, you acknowledge that you have received a copy of the Plan, the Award Agreement and this Addendum, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan, the Award Agreement and the Addendum. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in section 17 (“Acknowledgment of Nature of Plan and Restricted Stock Units”) in the Award Agreement, which clearly provides as follows:
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(1)    Your participation in the Plan does not constitute an acquired right;
(2)    The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and
(4)    The Company and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting and settlement of the Restricted Stock Units.
4.    Securities Law Notice: The Restricted Stock Units and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
Waiver of Termination Rights: You waive any and all rights to compensation or damages as a result of a termination of employment, insofar as those rights result or may result from: (a) the loss or diminution in value of such rights or entitlements under the Plan; or (b) you ceasing to have rights, or ceasing to be entitled to any Awards under the Plan as a result of such termination of employment.
ROMANIA
Language Consent: By accepting the grant of Restricted Stock Units, you acknowledge that you are proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Award Agreement and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.

Consimtamant cu Privire la Limba: Prin acceptarea acordarii de Restricted Stock Unit-uri, recunoașteți că sunteți competenți în citirea și înțelegerea limbii engleze și înțelegeți pe deplin termenii documentelor legate de subvenție (Acordul de acordare și planul), care au fost furnizate în limba engleză. Acceptați termenii acestor documente în consecință.

Exchange Control Notice: You generally are not required to seek authorization from the National Bank of Romania (“NBR”) to participate in the Plan or to open and operate a foreign bank account to receive any proceeds under the Plan. However, if you acquire 10% or more of the registered capital of a non-resident company, you must file a report with the NBR within 30 days from the date such ownership threshold is reached. This is a statutory requirement, but it does not trigger the payment of fees to NBR. You may be required to provide the Romanian bank to which you transfer any proceeds under the Plan with appropriate documentation regarding the source of the income. You should consult with your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
SINGAPORE
Securities Law Notice:  The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements under the SFA and the grant of the Restricted Stock Units is not made to you with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Restricted Stock Units are subject to section 257 of the SFA and you should not make (i) any subsequent sale of the Shares in Singapore, or (ii) any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made: (a) more than six (6) months after the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
SPAIN
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1.    Acknowledgement of Discretionary Nature of the Plan; No Vested Rights: By accepting the Award, you consent to participation in the Plan and acknowledge receipt of a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion granted Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, you understand that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Shares acquired upon settlement of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason the Award shall be null and void.
You understand and agree that, as a condition of the Award, unless otherwise provided in section 5 of the Award Agreement, any unvested Restricted Stock Units as of the date you cease active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of employment. You acknowledge that you have read and specifically accept the conditions referred to in the Award Agreement regarding the impact of a termination of employment on the Restricted Stock Units.
2.    Termination for Cause: Notwithstanding anything to the contrary in the Plan or the Award Agreement, “Cause” shall be as defined as set forth in Article 2.6 of the Plan, regardless of whether the termination of employment is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
3.    Securities Law Notice: The Restricted Stock Units and underlying Shares described in the Award Agreement (including this Addendum) do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Award Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.
UNITED KINGDOM
1.    Withholding Taxes: The following provision supplements section 11 of the Award Agreement.
You agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company, your Employer, or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you are ineligible to have the Company or your Employer cover any income tax liability on your behalf. In this case, any income tax not collected from or paid by you within 90 days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred (or such other period specified in U.K. law) will constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable. You will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your Employer (as applicable) the value of any employee NICs due on this additional benefit, which the Company or your Employer may recover from you by any of the means referred to in section 11 of the Award Agreement.
2.    Exclusion of Claim: You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Restricted Stock Units, whether or not as a result of termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Restricted Stock Units. Upon the grant of the Award, you shall be deemed to have waived irrevocably any such entitlement.
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